As Filed with the Securities and Exchange Commission September 21, 1995
                                        Registration No. 33-57441

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-3
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                          SEALED AIR CORPORATION
            (Exact Name of Issuer as Specified in its Charter)

          Delaware                           No. 22-1682767
(State or Other Jurisdiction                (I.R.S. Employer
of Incorporation or Organization)         Identification Number)

Park 80 East, Saddle Brook, New Jersey 07663-5291    (201) 791-7600
    (Address and Telephone Number of Principal Executive Offices)

                        Robert M. Grace, Jr., Esq.
                       General Counsel and Secretary
                          Sealed Air Corporation
            Park 80 East,  Saddle Brook, New Jersey 07663-5291
                              (201) 791-7600
         (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  [   ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus
                                1,070,626 SHARES
                          SEALED AIR CORPORATION
                               COMMON STOCK
                        (PAR VALUE $0.01 PER SHARE)

            This Prospectus relates to 1,070,626 outstanding shares (the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Sealed Air Corporation, a Delaware corporation ("Sealed Air"), that are being sold for the account of certain stockholders (the "Selling Stockholders") of Sealed
Air. See "Plan of Distribution" for a brief description of the plan of distribution of the Shares. Neither Sealed Air nor any of its subsidiaries will receive any of the proceeds of the sale of such shares. All share amounts in this Prospectus have been adjusted to reflect a two-for-one split-up of the Common Stock in the nature of a stock dividend distributed on September 29, 1995 to stockholders of record at the close of business on September
15, 1995.

          The Common Stock is traded on the New York Stock
Exchange.  The last reported sale price of Sealed Air Common
Stock on the New York Stock Exchange-Composite Transaction Index
on             , 1995 was $  .   per share.

          Neither delivery of this Prospectus nor any disposition or acquisition of Common Stock made pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or incorporated by reference herein since the date of this Prospectus or since the dates as of which information is set forth herein or incorporated by reference herein. No person is authorized to give any information or to make any representations other than as contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by Sealed Air. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of the Common Stock in any state to any person to whom it is unlawful to make such offer or solicitation in such state.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    The date of this Prospectus is                  , 1995.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.
                SUBJECT TO COMPLETION, SEPTEMBER 21, 1995

                    STATEMENT OF AVAILABLE INFORMATION

          Sealed Air is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by Sealed Air can be inspected and copied at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at regional public reference facilities maintained by the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Certain of such materials are also available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). Copies of such material can be obtained from the Public Reference Section of the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Sealed Air's reports, proxy statements and other information concerning Sealed Air can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          Sealed Air has filed with the SEC a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Sealed Air (File No.
1-7834) with the SEC are hereby incorporated by reference into this Prospectus:

          (a) Sealed Air's Annual Report on Form 10-K for the year ended December 31, 1994, which incorporates by reference audited consolidated financial statements of Sealed Air for the three years ended December 31, 1994 that appear in Sealed Air's 1994 Annual Report to Stockholders, as amended by Amendment No. 1 on Form 10-K/A to such Annual Report on Form 10-K filed May 16, 1995;

          (b) Sealed Air's Current Report on Form 8-K, Date of Report January 10, 1995, reporting the acquisition by Sealed Air of Trigon Industries Limited and including certain consolidated financial statements of Trigon Industries Limited and certain unaudited and pro forma financial information of Sealed Air as and for the year ended December 31, 1994, as amended by Amendment No. 1 on Form 8-K/A to such Current Report on Form 8-K filed August 10, 1995;

          (c) Sealed Air's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

          (d) the description of Sealed Air's capital stock which is contained in Item 1 of Sealed Air's Registration
Statement on Form 8-A dated May 1, 1979.

          All documents filed by Sealed Air with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          COPIES OF THE ABOVE DOCUMENTS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) MAY BE OBTAINED UPON ORAL OR WRITTEN REQUEST WITHOUT CHARGE FROM THE SECRETARY, SEALED AIR CORPORATION, PARK 80 EAST, SADDLE BROOK, NEW JERSEY 07663-5291 (TELEPHONE NUMBER 201-791-7600).

                                THE COMPANY

          Sealed Air Corporation and its subsidiaries are engaged primarily in the manufacture and sale of protective and specialty packaging materials and systems.

          Originally formed in 1960, Sealed Air is incorporated in the State of Delaware and has its principal executive office at Park 80 East, Saddle Brook, New Jersey 07663-5291 (Telephone:
201-791-7600).

                           SELLING STOCKHOLDERS

          The Shares covered by this Prospectus, as listed on Exhibit A to this Prospectus, may be offered hereunder from time to time by the persons listed on Exhibit A ("the "Selling Stockholders") so long as the Registration Statement of which this Prospectus forms a part remains effective. All of the Shares covered by this Prospectus were issued by Sealed Air pursuant to a Share Purchase Agreement dated as of January 10, 1995 (the "Share Purchase Agreement") among Sealed Air, Sealed Air Holdings (NZ) Limited ("Holdings"), a New Zealand corporation, Trigon Industries Limited ("Trigon"), a New Zealand corporation, and James William Ferguson Foreman and Diane Shirley Foreman, each of whom is a New Zealand citizen (collectively, the "Foremans"), pursuant to which Holdings, a wholly-owned subsidiary of Sealed Air, acquired all of the outstanding shares of Trigon (the "Trigon Acquisition"). Pursuant to the Share Purchase Agreement, Sealed Air has agreed to use its commercially reasonable efforts to keep the Registration Statement of which this Prospectus forms a part effective until January 10, 1998.

            As of the date of this Prospectus, the Foremans and certain related interests (the "Foreman Interests") may be deemed for the purposes of the Securities Act of 1933, as amended (the "Securities Act"), to beneficially own approximately 664,786 Shares, representing approximately 1.6% of the outstanding shares of Sealed Air's Common Stock. Except for the Foreman Interests, Sealed Air has been advised that none of the Selling Stockholders may for the purposes of the Securities Act be deemed to own beneficially more than 1% of the outstanding shares of Sealed Air's Common Stock as of the date of this Prospectus.

          To the knowledge of Sealed Air, the only shares of Sealed Air's Common Stock owned by the persons listed on Exhibit A as of the date of this Prospectus are the shares indicated opposite their names, except that Messrs. Sargisson, Bushell and Fisher hold 9,176, 6,878, and 7,800 additional shares of Sealed Air's Common Stock, respectively, that are not subject to this Registration Statement.

          No Selling Stockholder deemed for purposes of the Securities Act to have beneficially owned any of the Shares covered by this Registration Statement held any position or had a material relationship with Sealed Air or any affiliate of Sealed Air during the three years preceding the consummation of the Trigon Acquisition. Subsequent to the Trigon Acquisition, certain of the Selling Stockholders have continued to serve as directors or officers of Trigon or certain of its subsidiaries, and the Foremans have retired from Trigon and its subsidiaries and become consultants to Sealed Air.

                           PLAN OF DISTRIBUTION

          The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders listed on Exhibit A to this Prospectus or by their pledgees, donees, transferees or other successors in interest. Neither Sealed Air nor any of its subsidiaries will receive any of the proceeds of the sale of such Shares.

          Any sales made pursuant to the offering set forth in this Prospectus may be made in one or more transactions on the New York Stock Exchange or other exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold in one or more transactions, including ordinary brokers' transactions through any broker selected by the Selling Stockholders or their successors in interest including transactions in which such broker solicits purchasers, block transactions in which such broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, exchange distributions in accordance with the rules of such exchange, or sales to one or more brokers or dealers for resale of such Shares as principals pursuant to this Prospectus. In effecting sales, the brokers or dealers engaged by the Selling Stockholders or their successors in interest may arrange for other brokers or dealers to participate. Sealed Air has also been advised that usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders or their successors in interest in connection with such sales, where appropriate, and that no agreements, arrangements or understandings have been entered into with brokers or dealers pertaining to the distribution of such Shares.

          The Selling Stockholders or their successors in interest and any brokers or dealers that participate with the Selling Stockholders in effecting transactions in the Shares may be deemed, without so admitting, to be underwriters. Any profits received by the Selling Stockholders and any discounts, fees or commissions received by such brokers or dealers might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                               LEGAL OPINION

          The validity of the Shares of Common Stock offered hereby has been passed upon for Sealed Air by Robert M. Grace, Jr., Esq., General Counsel and Secretary of Sealed Air. As of the date of this Prospectus, Mr. Grace was employed by Sealed Air and was the beneficial owner of approximately 98,316 shares of Sealed Air Common Stock.

                                  EXPERTS

          The consolidated financial statements and financial statement schedule of Sealed Air and its subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 incorporated by reference in this Prospectus and in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat
Marwick LLP, independent certified
public accountants, and upon the authority of such firm as experts in auditing and accounting. The 1994 report of KPMG Peat Marwick
LLP covering the aforementioned consolidated financial statements refers to a change in Sealed Air's method of accounting for income taxes during 1993.

          The consolidated financial statements of Trigon Industries Limited prepared in accordance with New Zealand generally accepted accounting principles as of June 30, 1994 and for the year then ended have been incorporated by reference herein and in the Registration Statement by reference to Sealed Air's Current Report on Form 8-K reporting an event that occurred on January 10, 1995, as amended by Sealed Air's Amendment No. 1 on Form 8-K to such Current Report on Form 8-K filed August 10, 1995, in reliance upon the report of Ernst & Young, independent chartered accountants, given upon the authority of such firm as experts in auditing and accounting.

                                 EXHIBIT A

                                       Number of Shares
Names of Selling                       Subject to
Stockholders                           This Offering

Ferguson Holdings Limited                400,000
James William Company Limited            264,786
Mrs. P. C. Armstrong                       6,636
Mr. L. M. Belz                            13,028
Salish Investments Limited                73,578
Mr. J. C. M. Gibb, Mr. A. S. Henry        47,400
   and Mr. R. L. Ancell, as trustees
   of the Gibb Family Trust
Mr. J. C. M. Gibb                         33,998
Brylin Group Limited                      74,274
Mr. C. A. S. Newbald                       5,728
Mr. M. N. Sargisson                        6,672
Mr. A. B. Adams                              156
Domino International Pty. Limited          9,954
Mrs. M. A. Ancell                            922
Mr. R. L. Ancell                           5,530
Mr. H. R. Anderson                           400
Mr. J. K. Arnold                             782
Mrs. S. A. Ballard                           280
Mr. R. L. Barnett                          1,370
Mr. A. F. Birch                              400
Mr. B. J. Bourke                           5,180
Mr. E. C. Bushell                            690
Mr. G. A. Campbell                         1,520
Mr. G. J. Cassey                             200
Mr. W. P. Catcheside                       3,076
Mr. K. M. Chubb                           34,490
Mrs. M. D. Chubb                           2,042
Mr. B. E. Cleland                            200
Mr. J.  S. Dawson                          1,600
Mr. D. S. A. Dockerty                         82
Mr. C. V. Downey                              80
Mr. M. C. Eddy                               200
Mr. G. T. Fisher                           2,648
Mrs. M. Y. Foreman                         1,522
Mr. R. E. Frew                             1,472

                                       Number of Shares
Names of Selling                       Subject to
Stockholders                           This Offering

Mr. M. G. Fullerton                        3,996
Mr. G. V. Gaugl                            2,654
Mr. L. B. Guilford                           678
Mr. A. R. Heathcote                          740
Mr. G. Henshilwood                         1,426
Mrs. C. G. Herbert                           662
Mr. S. W. Jordan                           2,746
Mr. B. Keller                                 54
Mr. P. S. Lane                               200
Mr. M. J. Loft                             1,516
Mr. R. M. Mackintosh                          82
Mr. R. S. Manderson                        2,378
Mr. D. R. McClenaghan                      2,470
Mrs. M. W. McDonald                          496
Mrs. K. E. McGuire                           496
Mr. G. P. Metzger                         13,006
Mr. B. G. Moller                             828
Mrs. J. M. Moore                             994
Mr. W. D. Morrison                           846
Mr. R. I. Mouncey, Mrs. M. M. Mouncey      9,590
  and Mr. D. G. Muller, as trustees of the
  Mouncey Family Trust
Mr. M. S. Samuelson                          406
Mr. I. Smith                                 994
Mr. L. G. Smith                            2,046
Mr. D. J. Snowdon                             78
Mr. T. W. Stevens                          2,416
Mrs. J. A. Terry                             820
Mr. S. D. Tree                               368
Mr. G. T. Wardrop                          1,032
Mrs. D. Wijnstok                             834
Mr. R. Wijnstok                           14,878

Total                                  1,070,626

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The fees and expenses to be paid by the Registrant in connection with the distribution of the securities being registered hereby are set forth below. All amounts are estimates except the registration fee:

          Registration Fee              $ 12,102
          Accounting Fees and Expenses    30,500
          Miscellaneous                    1,000

               Total                    $ 43,602

Item 15.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful;
(2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

          Under Article THIRTEENTH of the Registrant's
Certificate of Incorporation and Article VIII of the Registrant's By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article EIGHTEENTH of the Registrant's Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except to the extent such exemption from liability is not permitted under the General Corporation Law. The General Corporation Law, the

Registrant's Certificate of Incorporation and the By-Laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

          The foregoing summary of Section 145 of the General Corporation Law, Articles THIRTEENTH and EIGHTEENTH of the Certificate of Incorporation of the Registrant and Article VIII of the By-Laws of the Registrant is qualified in its entirety by reference to the relevant provisions of Section 145, the relevant provisions of the Registrant's Certificate of Incorporation, which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-7834, and the relevant provisions of the Registrant's By-Laws, which are incorporated herein by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-7834.

Item 16.  Exhibits.

Exhibit Number                Description

2* Trigon Industries Limited Share Purchase Agreement dated as of January 10, 1995 between the Registrant, Sealed Air Holdings (NZ) Limited, Trigon Industries Limited, James William Ferguson Foreman and Diane Shirley Foreman (Exhibit 2 to the Registrant's Current Report on Form 8-K, Date of Report January 10, 1995, File No. 1-7834, is incorporated herein by reference.)

4.1 Unofficial Composite Certificate of Incorporation of the Registrant as currently in effect.
               (Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-7834, is incorporated herein by reference.)

4.2*           By-Laws of the Registrant as currently in effect.
               (Exhibit 3.3 to the Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1993,
               File No. 1-7834, is incorporated herein by reference.)

5* Opinion of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation, as to the legality of the securities registered.

5.1 Opinion of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation, as to the legality of the securities registered.

23.1*          Consent of KPMG Peat Marwick LLP.

23.2* Consent of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation (Contained in opinion filed as Exhibit 5).

23.3*          Consent of Ernst & Young.

23.4           Consent of KPMG Peat Marwick LLP.

23.5           Consent of Ernst & Young.

23.6 Consent of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation (Contained in opinion filed as Exhibit 5.1).

24* Powers of Attorney (Contained in signature pages of this Registration Statement).

*Previously filed, except for certain powers of attorney filed with this Post-Effective Amendment to Registration Statement.

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing any increase or decrease in volume of securities offered [if the total dollar value of securities offered would not exceed that which was registered] and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook and the State of New Jersey, on the 21st day of September, 1995.

                              SEALED AIR CORPORATION


                              By  s/T. J. DERMOT DUNPHY
                                   T. J. Dermot Dunphy
                                   President


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes T. J. Dermot Dunphy, William V. Hickey and Robert M. Grace, Jr., and each of them, as attorneys-in-fact, with full power of substitution, to execute, in the name and on behalf of each such person and in each capacity stated below, and to file any amendment to this Registration Statement, including any and all post-effective amendments.


     Signature                Title                    Date


s/T. J. DERMOT DUNPHY* President and Director  September 21, 1995
T. J. Dermot Dunphy   (Principal Executive
                       Officer)


s/WARREN H. MCCANDLESS Senior Vice President   September 21, 1995
Warren H. McCandless   -Finance
                       (Principal Financial
                        and Accounting Officer)

s/JOHN K. CASTLE*      Director                September 21, 1995
John K. Castle

s/LAWRENCE R. CODEY*   Director               September 21, 1995
Lawrence R. Codey
s/CHARLES F. FARRELL, JR.*  Director          September 21, 1995
Charles F. Farrell, Jr.

s/DAVID FREEMAN*       Director               September 21, 1995
David Freeman

s/ALAN H. MILLER*      Director               September 21, 1995
Alan H. Miller

s/R. L. SAN SOUCIE*    Director               September 21, 1995
R.L. San Soucie


*By s/ROBERT M. GRACE, JR.
      Robert M. Grace,  Jr.
      Attorney-in-Fact